Exhibit 99.1

Jack Cooper Enterprises, Inc. and Jack Cooper Holdings Corp. Announce Offers for 10.50%/11.25% Senior PIK Toggle Notes due 2019 and 9.25% Senior Secured Notes due 2020 and Related Consent Solicitations

ATLANTA, April 3, 2017 — Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) announced today that, as part of an overall plan to refinance its outstanding debt, JCEI has commenced an offer to purchase from Eligible Holders (as defined below) (the “Tender Offer”) any and all of JCEI’s outstanding 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing JCEI Notes”) for cash and a related solicitation of consents (the “JCEI Consent Solicitation”) to amend the Existing JCEI Notes and related indenture, and JCHC has commenced a private offer to exchange with Eligible Holders (the “Exchange Offer” and, together with the Tender Offer, the “Offers”) any and all of JCHC’s outstanding 9.25% Senior Secured Notes due 2020 (the “Existing JCHC Notes” and,  together with the Existing JCEI Notes, the “Existing Notes”) for cash and warrants issued by JCEI exercisable for shares of Class B common stock of JCEI and a related solicitation of consents (the “JCHC Consent Solicitation” and,  together with the JCEI Consent Solicitation, the “Consent Solicitations”) to amend the existing JCHC Notes and related indenture and release the collateral securing the Existing JCHC Notes.

Certain information related to the Existing Notes, the Offers and the Consent Solicitations is set forth in the table below.

		Principal
		Amount		Consent
Issuer	Title of Series	Outstanding	Offer Consideration(1)	Payment	Total Consideration(1)(2)

Jack Cooper Enterprises, Inc.	10.50%/11.25% Senior PIK Toggle Notes due 2019	$58,640,415	$138.50 in cash	$11.50	$150

Jack Cooper Holdings Corp.	9.25% Senior Secured Notes due 2020	$375,000,000	$300 in cash and 2.47 warrants to purchase shares of Class B common stock of JCEI, par value $0.0001 per share	$50	$350 in cash and 2.47 warrants to purchase shares of Class B common stock of JCEI, par value $0.0001 per share

(1)For each $1,000 principal amount of Existing JCEI Notes and Existing JCHC Notes, as applicable, subject to any rounding as described herein.

(2)Includes Consent Payment.

For each $1,000 principal amount of Existing JCEI Notes validly tendered at or before 5:00 p.m., New York City time on April 17, 2017 (such time as it may be extended, the “Consent Deadline”) and not validly withdrawn, Eligible Holders of Existing JCEI Notes will be eligible to receive the total consideration set out in the table above, which includes the consent payment for the Existing JCEI Notes set out in such table (the “JCEI Notes Consent Payment”). For each $1,000 principal amount of Existing JCHC Notes validly tendered at or before the Consent Deadline and not validly withdrawn, Eligible Holders of Existing JCHC Notes will be eligible to receive the total consideration set out in the table above, which includes the consent payment for the Existing JCHC Notes set out in such table (the “JCHC Notes Consent Payment” and, together with the JCEI Notes Consent Payment, the “Consent Payments”). For each $1,000 principal amount of Existing JCEI Notes validly tendered after the Consent Deadline but before the Expiration Time (as defined below), Eligible Holders of Existing JCEI Notes will be eligible to receive only the offer consideration set out in such table, which excludes the JCEI Notes Consent Payment. For each $1,000 principal amount of Existing JCHC Notes validly tendered after the Consent Deadline but before the Expiration Time, Eligible Holders of Existing JCHC Notes will be eligible to receive only the offer consideration set out in such table, which excludes the JCHC Notes Consent Payment. No accrued interest will be paid in connection with the Offers with respect to the Existing Notes purchased or exchanged in the Offers.

No fractional Exchange Warrants will be issued to Eligible Holders of Existing JCHC Notes in connection with the Exchange Offer. In the event that an exchange would yield a fractional Exchange Warrant, in lieu of the fraction of an Exchange Warrant, the Company will round down to the nearest whole Exchange Warrant.

Consent Solicitations

JCEI is soliciting the consents from Eligible Holders of the Existing JCEI Notes to approve proposed amendments to the Existing JCEI Notes and the related indenture which amendments would, among other things, eliminate substantially all of the restrictive covenants and eliminate certain events of default contained in the Existing JCEI Notes indenture and make conforming changes to the Existing JCEI Notes. Consents in respect of a majority of the outstanding Existing JCEI Notes are required to approve the proposed amendments in the JCEI Consent Solicitation.

JCHC is soliciting the consents from Eligible Holders of the Existing JCHC Notes to approve proposed amendments to the Existing JCHC Notes and the related indenture which amendments would, among other things, eliminate substantially all of the restrictive covenants and eliminate certain events of default contained in the Existing JCHC Notes indenture and make conforming changes to the Existing JCHC Notes. Consents are also sought to approve the release of the collateral securing the Existing JCHC Notes. Consents in respect of 66 2/3% of the outstanding Existing JCHC Notes are required to approve the proposed amendments in the JCHC Consent Solicitation and the release of the collateral.

Eligible Holders may not deliver consents without tendering their Existing Notes, and Eligible Holders may not tender their Existing Notes without delivering consents.

Conditions to the Offers and the Consent Solicitations

The Offers and the Consent Solicitations are conditioned upon (i) receipt by JCHC of net proceeds from the New Secured Notes Offering (as defined below) sufficient to fund the cash consideration payable in the Offers and the Consent Solicitations and fees and expenses incurred by the Company in connection with the Offers, the Consent Solicitations and the New Secured Notes Offering, (ii) there being validly delivered and not revoked consents in respect of Existing JCEI Notes from at least a majority in aggregate principal amount of outstanding Existing JCEI Notes and the JCEI supplemental indenture being executed and delivered by JCEI and the trustee for the Existing JCEI Notes, (iii) there being validly delivered and not revoked the consents in respect of Existing JCHC Notes from at least 66 2/3% in aggregate principal amount of outstanding Existing JCHC Notes, and the JCHC supplemental indenture being executed and delivered by JCHC, the guarantors party thereto and the trustee for the Existing JCHC Notes, and (iv) the satisfaction of certain other general conditions to the Offers and the Consent Solicitations set forth in the offering memorandum referenced below.

New Secured Notes

Concurrently with the consummation of the Offers and the Consent Solicitations, JCHC expects to issue and sell a new series of 13.75% senior secured notes due 2023 (the “New Secured Notes”) through one or more private placements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) (the “New Secured Notes Offering”). On March 9, 2017, the Company entered into a term sheet related to the proposed private New Secured Notes Offering with Solus Alternative Asset Management LP (“Solus”); however, Solus has not committed to purchase the New Secured Notes, and there can be no assurance that Solus will purchase the New Secured Notes on the terms set forth on the term sheet, or at all. The proceeds from the New Secured Notes Offering would be used to fund the cash portions of the Offers and the Consent Solicitations and to pay fees and expenses incurred by the Company in connection with the Offers, the Consent Solicitations and the New Secured Notes Offering.

Additional Information

The Offers and the Consent Solicitations will expire at 12:01 a.m., New York City time, on May 2, 2017, unless extended (such date and time, as may be extended, the “Expiration Time”). Existing Notes tendered and Consents delivered may not be withdrawn or revoked, as applicable, after 5:00 p.m., New York City time, on April 17, 2017, unless extended (such date and time, as may be extended, the “Withdrawal Deadline”). Assuming that the conditions to the Offers are satisfied or waived, the “Settlement Date” will be promptly after the Expiration Time and is expected to be the third business day after the Expiration Time.

The Exchange Warrants have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act, or any state or foreign securities laws. The Exchange Warrants may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See “Transfer Restrictions.” Only persons who (i) certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or (ii) certify that they are not “U.S. person” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons, “Eligible Holders”) are authorized to receive and review the offering memorandum relating to the Offers and the Consent Solicitations and to participate in the Offers and the Consent Solicitations.

Requests for documents (including the form of eligibility letter) should be directed to D.F. King & Co., Inc., the Information Agent and the Tender and Exchange Agent for the Offers and the Consent Solicitations, at (212) 269-5550 (for banks and brokers) or (800) 755-7250 (for noteholders) or by email at jc@dfking.com. Eligible Holders may also complete and submit a letter of eligibility online at http://www.dfking.com/jc. Eligible Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers and the Consent Solicitations.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to exchange any of the Existing Notes or the solicitation of consents nor does this press release constitute an offer of the New Secured Notes. The Offers and the Consent Solicitations are being made pursuant to the offering documents, including the offer to purchase and offering memorandum and related consent and letter of transmittal that JCEI and JCHC are distributing to Eligible Holders of the Existing Notes. The Offers and the Consent Solicitations are not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company, the Dealer Managers and Solicitation Agents, the Information Agent, the Tender and Exchange Agent or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Offers or deliver consents in the Consent Solicitations.

About the Company

The Company is a specialty transportation and other logistics provider and the largest over-the-road finished vehicle logistics company in North America. The Company provides premium asset-heavy and asset-light based solutions to the global new and previously-owned vehicle markets, specializing in finished vehicle transportation and other logistics services for major automotive original equipment manufacturers and for fleet ownership companies, remarketers, dealers and auctions.

Forward-Looking Statements

Statements made in this news release which describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this news release are statements about the expected size and timing of the Offers and the Consent Solicitations and the expected timing of the offering of New Secured Notes. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements. The Company does not intend, and it disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report for the year ended December 31, 2016.